10.3  Wellington Consulting Agreement


                              CONSULTING AGREEMENT

This Agreement is made as of this 27th day of November 2000, by and between thatlook.com, (the "Company"), a Pennsylvania corporation with its principal offices at 5003 Route 611, Stroudsburg, PA 18360 and Wellington Capital Corporation ("WCC"), a New York corporation. The Company's common stock is publicly traded on the OTC:BB under the symbol "THAT".

Witnesseth

WHEREAS, the Company requires expertise in the area of investment banking to support its business and growth; and

WHEREAS, WCC has substantial contacts among the members of the investment community, investment banking expertise, and desires to act as a consultant to provide investment banking and advisory services;

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1. Certain Definitions. When used in this Agreement, the following terms shall have the meanings set forth below

    1.1   Affiliate - meant any persons or entices controlled by a party.

    1.2 "Business Day" -means any day except Saturday, Sunday and any day which is designated in the State of New York as a legal holiday or a day or which banking institutions are legally required or authorized to close.

    1.3. "Contact Person" - The person who shall be primarily responsible for carrying out the duties of the parties hereunder. The Company and WCC shall each appoint a Contact Person to be responsible for their respective duties. In the event that one party gives notice to the other party in writing that, in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within 10 days of the said notice.

    1.4 "Securities" - means the one million six hundred fifty thousand (1,650,000) shares of restricted common stock of thatlook.com as defined herein.

2.  Services to be Rendered by WCC.  WCC shall render the following services:

    2.1. Advice and Counsel - WCC Mill provide advice and counsel regarding the Company's strategic business and financial plans, strategy and negotiations with potential lenders/investors, merger/acquisition candidates, joint ventures, corporate partners and others involving financial and financially related transactions.

    2.2. Introductions to the Securities Brokerage Community -WCC shall use its contacts in the brokerage community to assist the Company in establishing relationships with securities dealers in North America and to provide the most recent corporate information to interested securities dealers on a regular and continuous basis. WCC understands that this is in keeping with the Company's business objective to establish an international network of securities dealers who have an interest in the Company's securities.

    2.3. Market Intelligence - WCC will monitor and react to sensitive market information on a timely basis and provide advice, and counsel and proprietary intelligence (including but not limited to information or price, volume and the identification of market-makers, buyers and sellers) to the Company in a timely fashion with respect to securities in which the Company has an interest. The Company understands that this information is available fore other sources but acknowledges that WCC can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to the Company with respect to the activities of any other WCC customers or customer accounts without such customer's prior consent.

    2.4 Company and/or Company Client Transaction Due Diligence - WCC will undertake due diligence on all proposed financial transactions affecting the Company, of which WCC is notified in writing in advance, including investigation and advice or the financial, valuation and stock price implications thereof.

     2.5. Institutional Debt/Financing- WCC shall, as deemed necessary by WCC, introduce certain institutional investors and/or lending institutions to the Company for the purpose of providing equity and/or debt financing, on a best-efforts basis, in an amount and under terms and conditions to be negotiated at the appropriate points in time. The Company and/or the Company's outside counsel shall have ultimate authority and ultimate responsibility with respect to the accuracy, adequacy and legitimacy of any documents, including any offering memoranda or any other documents. WCC makes no representations concerning its ability to place any of the Company's securities. No assurance can be given to the Company that any broker/dealer will be successful in selling or placing any of the Company's securities. WCC takes no responsibility for and makes no representations concerning the conduct of any investor/lender introduced to the Company, whether or not said investor/lender purchases securities or advances Loans.

    2.6. Additional Duties - the Company and WCC shall mutually agree upon any additional duties which WCC may provide.

    2.7. Best Efforts - All services to be provided by WCC shall be provided on a best efforts basis. WCC shall devote such time and effort to the affairs of the Company as is reasonable and adequate to render the consulting services contemplated by this Agreement. WCC cannot guarantee results on behalf of the Company, but shall pursue all reasonable avenues available through its network of financial contacts. The Company hereby acknowledges that the services contemplated by this Agreement may not result in an enhancement of or to the Company. WCC makes no representations regarding the performance an and/or conduct of any of the contacts introduced to the Company. The Company has the absolute authority and responsibility for the consequences associated with the acceptance and/or rejection of any proposals submitted by WCC's contacts. At such time as an interest is expressed by a third party in the Company's needs, WCC shall notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by the Company. It is understood that a portion of the compensation to be paid hereunder is being paid by the Company to have WCC remain available to assist it with transactions on an as-needed basis.

    2.8. Services Excluded - The parties may specifically exclude certain services from the operation : of this Agreement by written addendum hereto and acknowledge and agree that the following items are not intended to be included among the services to be provided by WCC:

      2.8.1 WCC agrees that neither it or any affiliate or fund with which it is associated is or shall be a market-maker, dealer or underwriter of any of the Company's securities (but may be a placement agent from time to time) in the Company's securities;

      2.8.2 Any payments made herein to WCC are not, and shall not be construed as, compensation to WCC for the purposes of making a market, to cover WCC out-of-pocket expenses for making a market, or for the submission by WCC of an application to make a market in any of the Company's securities;

      2.8.3 No payment made herein to WCC are for the purpose of affecting the price of any security or influencing any market-making functions, including but not limited to bid/ask quotations; initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

      2.8.4 It is understood and agreed that in performing any of the services contemplated by this Agreement, WCC shall not be taken to be rendering any legal opinions or any work that is in the ordinary purview of a Certified Public Accountant or of a licensed NASD broker/dealer.

3. Term - WCC agrees to provide the services described herein beginning on November ______, 2000 and continuing until October _______, 2001. Either party shall have the right for any reason and at any time during the term of this Agreement, upon thirty (30) days written notice, to terminate this Agreement. In the event of termination, WCC shall return any unsold shares, as of the date the termination notice is received by the other party, to a maximum of one million (1,000,000) out of the total one million six hundred and fifty thousand (1,650,000) common shares issued to WCC.

4.  Compensation to WCC.

    4.1 Common Stock- The Company, agrees to issue to WCC one million six hundred and fifty thousand (1,650,000) restricted shares of common stock of the Company. The Company shall register for resale for WCC said one million six hundred and fifty thousand (1,650,000) shares of common stock pursuant to the Registration Rights Agreement between the parties set out in Schedule A. The common stock shall on or before the time of delivery, be duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject WCC to liability by reason of being such holder.

    4.3. Expenses - The Company shall be responsible for all fees and expenses pertaining to the issuance, listing or registration of any Securities contemplated by this Agreement, including, but not limited to, SEC registration fees, transfer agent fees, escrow fees, NASD registration or exchange listing fees. It is expressly agreed and understood that WCC's compensation as provided in this Agreement dots not include normal arid reasonable out-of-pocket expenses, which expenses shall be pre-approved by the Company. Said expenses shall be reimbursed by the Company independent of any fees and/or commissions described in this Agreement. Expenses shall be reimbursed, in cash, within ten (10) calendar days of being incurred by WCC.

    4.4. Introduction Fees- WCC shall receive a fee equal to ten percent (10%) of the gross dollar value of securities purchased by any in investor/lender introduced to the Company by WCC. For purposes of this section 4.4, securities shall mean common stock, preferred stock, warrants, options, rights, convertible preferred stock, convertible debentures, convertible notes or any security or instrument convertible or exchangeable for common stock. Said fee shall be paid to WCC in cash from the proceeds of each and every closing. The escrow attorney shall wire WCC's cash fee, as directed by WCC, simultaneously with the transmittal of the Company's proceeds. As additional compensation, WCC shall receive at the time of closing, a number of shares of common stock of the Company equal to ten percent (10%) of the gross dollar value of securities purchased by any investor/lender introduced to the Company by WCC. If multiple closings are necessary, said cash fees and common stock shall be distributed to WCC on a pro rata basis at each closing. The common stock shall be registered along with the securities purchased by any investor/lender.

    4.5. Credit Facilitv Fees- In the event that WCC arranges debt financing for the Company including, but not limited to, credit facilities based on accounts receivables, inventory, equipment, real estate contracts, cash flow, the general credit worthiness of the Company or a combination of any of the foregoing, WCC shall receive a fee equal to four percent (4%) of the gross dollar value of the credit facility arranged. Said fee shall be paid to WCC, in cash, at the closing. As additional compensation, WCC shall receive at the time of closing, a number of shares of common stock of the Company equal to three percent (3%) of the gross dollar value of the credit facility arranged.

    4.6. Additional Compensation- if at any time during the term of this Agreement and for a period of twenty-four (24) months following the termination of this Agreement, the Company and/or its affiliates emerges with, acquires assets or any other property, engages in any other type of business combination, with gay of the entities, advisors, or consultants introduced to the Company and/or its affiliates, the Company shall pay to WCC a finder's fee equal to five percent (5%) of the total gross proceeds or value of such transaction. Said fee shall be paid to WCC, in cash at the closing.

5.  WCC'S REPRESENTATIONS AND WARRANTIES

WCC represents and warrants that:

    5.1. WCC Experience WCC has the experience and expertise to perform the services contemplated by this Agreement and to evaluate an investment in the Securities.

    5.1 Investment Purpose. It is acquiring the Securities to be issued or issuable to it hereunder for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the 1933 Act"); provided, however, that by making the representations herein, WCC does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

    5.2 Reliance on Exemptions. WCC understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of and WCC's compliance with, the representations, warranties, agreements acknowledgments and understandings of WCC set forth herein in order to determine the availability of such exemptions and the eligibility of WCC to acquire the Securities.

    5.3 Information. WCC and its advisors if any, have been furnished with all public materials relating to the business, finances and operations of the Company and materials relating to issuance of the Securities which have been requested by WCC. WCC has not received, nor will the Company provide, any non-public information to WCC during the term of this Agreement. WCC acknowledges that it and such of its advisors as it considers relevant have been afforded full and sufficient opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by WCC or its advisors or its, representatives shall modify, amend or affect WCC's right to rely on the completeness and accuracy of the materials provided to WCC by or on behalf of the Company with respect to the transactions contemplated hereby or on the Company's representations and warranties contained in this Agreement. WCC understands that its investment in the Securities involves a high degree of risk. WCC has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

    5.4. No Governmental Review. WCC understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

    5.5 Transfer or Resale. WCC understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are nor being registered under the 1933 Act or any state securities laws, and may not be offered for sale sole, assigned or transferred unless (A) subsequently registered thereunder, (B) WCC shall have delivered to the Company an opinion of counsel in a generally acceptable form, to the effect that the Securities to be sold, assigned or transferred may be sold: assigned or transferred pursuant to an exemption from such registration, (C) WCC provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; (D) such transferee or assignee is an Affiliate of WCC.

    5.6 Legend. The parties agree that, as of the date first above written, the certificates representing the Securities have not been registered under the 1933 Act as contemplated by the Registration Rights Agreement, and except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order will be placed against transfer of such stock certificates):



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT Of 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE. OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

    5.7. The legend set forth above shall be removed and the Company shall issue a certificate without any legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold without restriction pursuant to Rule 144(k).

6.  CERTAIN AGREEMENTS BY THE COMPANY

     6.1. Registration. The Company agrees to register the one million (1.000,000) shares of common stock underlying the common stock purchase warrant for re-sale in accordance with the terms of the Registration Rights Agreement attached hereto.

    6.2. Form D: Blue Sky Filings. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action and make such filings as the Company shall reasonably determine is necessary and as required by applicable law to qualify the Securities under, or obtain exemption for the Securities from, the applicable securities or "Blue Sky" laws of the states of the United States.

    6.3. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to satisfy the Company's obligations under this Agreement.

    6.4. Listing. The Company shall list all of FCC's shares of Common Stock within 10 days of the date of issuance to WCC on the OTC Bulletin Board or if applicable, the Nasdaq SmallCap Market. The Company shall maintain the Common Stock's authorization for listing on the Bulletin Board or if applicable the Nasdaq SmallCap Market or any other Subsequent Market on which the Common Stock is then listed or traded. Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the OTC Bulletin Board, Nasdaq SmallCap Market or on any Subsequent Market on which the Common Stock is then listed or traded (other than to switch listings from the OTC Bulletin Board to a Subsequent Market). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

7.  Indemnification

    7.1. By the Company - The Company agrees to indemnify and hold harmless WCC, and its officers, directors, employees and each person who WCC contracts in connection with this Agreement (provided such contract person is approved by the Company in writing) against any and all liability, loss, and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as the Company or any of its agents, employees, or other representatives arising out of or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative arid not in the alternative.

8. Company Representations. The Company hereby represents, covenants and warrants to WCC as follows:

    8.1. Authorization - The Company and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

    8.2. No Violation - Neither the execution and delivery of this Agreement nor the consummation of die transactions contemplated hereby will violate any provision of the charter or by-taws of The Company, or violate any ten: or provision of any other Agreement or any statute or law.

    8. 3. Consents - All consents required or necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from federal, state, or local governmental agencies and consents provided for under any credit agreement, material contract lease or other agreement to which the Company is a party, have been obtained or will be obtained prior to the commencement of the term.

    8.4. Company's Material Representations. All representations and statements provided about the Company to WCC are true and complete and accurate to the best of the Company's knowledge.

    8.5. WCC Reliance - WCC has and will rely upon the documents instruments and written information furnished to WCC by the Company its officers or designated employees.

    8.6 DTC Reports - The Company shall provide WCC with copies of weekly DTC reports.

    8.7. Other Activities of WCC The Company recognizes that WCC now renders, and may continue to render, consulting and advisory services to other companies which may or may not have policies and conduct activities similar to those of the Company. WCC shall be free to pursue, conduct and carry on for WCC's own account (or for the account of others) such activities employment, ventures businesses and other pursuits as WCC in its sole, absolute and unfettered discretion, may elect.

9.  Confidentiality.

    9.1 The Company agrees to provide reasonable security measures to keep information confidential where release may be detrimental to WCC's interests. The Company shall require their employees, agents, affiliates, sub-Company's, other licensees, and others who will have access to the information through WCC, to first enter into appropriate nondisclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

    9.2. WCC will not, during its engagement by the Company pursuant to this Agreement, disclose or use for its benefit, any confidential information, knowledge or data of the Company in any way acquired or used by WCC daring its engagement by the Company. Confidential information, knowledge or data of the Company shall not include any information which is or becomes generally available to the public other than as a result of a disclosure by WCC.

    9.3 The Company, its officers, directors, affiliates, and agents shall not contact, approach or solicit any business or any capital from individual or entity under contract or introduced to the Company by WCC without prior written consent of WCC. The Company hereby agrees to keep confidential the name and identity of any investors or potential investors or lenders that are provided by WCC. The Company shall not disclose the name, address, phone and/or fax numbers and identity of any investors or potential investors or lenders that are provided by WCC to any consultants, finders, agents, etc. In the event that the Company acquires any capital, at any time, from an investor introduced, either directly or indirectly by WCC, WCC shall receive a commission of the type and amount outlined above. In the event the Company conducts a subsequent private placement of any kind within one year from the date first above written, WCC shall have the right of first refusal to conduct such offering according to the terms established by the Company. Said right of first refusal shall allow five (5) business days for WCC to match any bona fide offer. The Company shall not issue any of its securities to any other person or entity during the term of this Agreement without the prior written consent of WCC.

10.  Miscellaneous provisions.

    10.1 Amendment and Modification - This Agreement and any part thereof may be amended, waived modified or supplemented only by written Agreement of WCC and the Company.

    10.2. Strict Compliance once - No waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition under this Agreement cement shall operate as a waiver of or estoppel with respect to, any, subsequent or other failure.

    10.3. Notices - Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally: (ii) the date of transmission if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York time) on a Business Day. (iii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (New York time); or (iv) upon receipt, when delivered by a reputable overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:






    If to the Company:

    thatlook-com
    5003 Route 611
    Stroudsburg, PA 18360
    Telephone: 570-420-0318
    Facsimile: 570-420-1355
    Attention: Gerard Armond Powell, CEO

    If to WCC:

    Wellington Capital Fund, LLC
    1270 Avenue of the Americas, Suite 1233
    New York. NY 10020
    Telephone: 212-332-2665
    Facsimile: 212-332-2640
    Attention: Marc Sharing, President and/or Colin 0. Wrynn.. Sec./Tress.

Each party shall provide five days' prior written notice to tae other party of any change in address or telephone number.

    10.4. Contact Persons. The Contact Person for the Company is Gerard Armond Powell CEO. The Contact Person for WCC is Marc Sharinn, President and./or Colin 0. Wrynn, Secretary/Treasurer.

    10.5. Assignment - This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted but neither this Agreement nor any right, interests or obligations hereunder shall be delegated or assigned by any of the parties hereto without the prior written consent of the other party.

    10.6. Publicity - Neither WCC nor the Company shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the parties shall agree concerning the timing and content of such announcement before such announcement is made.

    10.7 Governing Law - This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law doctrine. Not-with-Standing the provisions of paragraph 11 compelling compulsory arbitration, the Company and WCC agree that if action is instituted to enforce or interpret any provision of this Agreement the jurisdiction and venue shall be in the state or federal court sitting in New York City, New York.

    10.8 Counterparts - This Agreement nay be executed simultaneously in two or more counterparts or by telefacsimile, each of which shall be deemed an origins but all of which together shall constitute one and the same instrument.

    10.9 Headings - The heading of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

    10.10. Entire Agreement - This Agreement, including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, set forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and superseded all prior Agreements, promise, covenants arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

    10 11. Attorneys' Fees and Costs - If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

    10.12. Survivability - If any part of this Agreement is found to be invalid or unenforceable, that part shall be severable from the remainder of this Agreement.

    10.13. Further Assurances - Each of the parties agrees that it shall from the time to tune take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and cam, out the intent and purpose of this Agreement.

    10.14. Right to Data After Termination - After termination of this Agreement each parry shall be entitled to the return of all copies of any and all information provided to the other prior to the date of termination and not previously returned to it.

    10.15. Relationship of the Parties - WCC is an independent contractor. Nothing contained in this Agreement shall be deemed to cause either party to become the partner, agent or legal representative of the other, nor create any fiduciary relationship or joint venture between them except as otherwise expressly provided herein. It is not the intention of the parties to create not shall this Agreement be construed to create any commercial relationship or other partnership. Neither party shall hate any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein.

11. Arbitration. The parties hereby agree to waive their right to seek remedy in court, including their right to jury trial and to submit all disputes, controversies, or differences between the Company or WCC or anyone claiming through or under them including any of their respective officers, directors, agents or employees, arising out of, in connection with or as a result of this agreement, to final aid binding arbitration rather than through litigation.

    11.1. Any disputing party shall submit the dispute for resolution in New York, New York within five (5) days after receiving a written request to do so from any of the aforesaid parties.

    11.2. 1f any party to a dispute fails to submit tine dispute to arbitration on request, then the requesting party may itself commence an arbitration proceeding, but is under no obligation to do so.

    11.3. If any party shall institute any court proceeding in an effort to resist arbitration and be unsuccessful in resisting arbitration or shall unsuccessfully contest the jurisdiction of the arbitration, forum, the prevailing party shall be entitled to recover from the losing party its legal fees and any out-of-pocket expenses incurred in connection with the defense of such legal proceeding or its efforts to enforce its rights to arbitration as provided for herein.

    11.4. Any arbitration conducted hereunder shall be conducted by an arbitrator selected by the American Arbitration Association who is mutually acceptable to the parties. Such arbitration shall be conducted pursuant to the commercial Arbitration Rules of the American Arbitration Association.

    11.5. The parties shall accept the decision of any award as being final and conclusive and agree to abide thereby.

    11.6. Any arbitration award shall be submitted to any court as a basis for judgement and execution for collection.

The remainder of this page has been intentionally left blank.
Signature page to follow.

IN-WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


THATLOOK.COM,


By:/s/ Gerard Armond Powell
   ------------------------
   Gerard Armond Powell, CEO



WELLINGTON CAPITAL. CORPORATION


By:
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   Colm 0. Wrynn, Vice President, Secretary.Treasurer



By:/s/Marc A. Sharinn
   ------------------
   Marc A. Sharinn President